Ex 99.1
Office of the United States Trustee

In re:
     The Kushner-Locke Company

Chapter 11
Case No. LA 01-44828-SB (Administratively Consolidated with
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

DEBTOR IN POSSESSION INTERIM STATEMENT

Statement Number:	68

For the Period FROM:	6/1/2007

TO:	6/30/2007

CASH ACTIVITY ANALYSIS (Cash Basis Only)		Collateral	Concentration	City National
		Account	Account	Collection Account

Balance before Statement #1		$268,333.21	$65,956.21

A. Total Receipts per all Prior Interim Statements		$9,951,385.39	$8,824,774.19	$924,611.28

B. Less: Total Disbursements per all Prior Statements		$9,110,014.84	$8,786,432.85	$21,340.52

C. Beginning Balance		$1,109,703.76	$104,297.55	$903,270.76

D. Receipts during Current Period
Description
6/7/2007	Wire Transfer
6/20/2007	Wire Transfer
6/30/2007	interest

TOTAL RECEIPTS THIS PERIOD		$4,479.70	$85,000.00	$—	—

E. Balance Available (C plus D)		$1,114,183.46	$189,297.55	$903,270.76	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 68	Page 2 of 3
     F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose
6/1/2007		ADP Fees		$178.64
6/5/2007		ADP Taxes		$3,417.98
6/5/2007	8410	Payroll		$1,357.46
6/5/2007	8411	Payroll		$4,158.11
6/5/2007	8412	Payroll		$1,628.87
6/5/2007	8413	Payroll		$2,888.19
6/7/2007		Wire Transfer	$35,000.00
6/8/2007	38808	Accurate Express		$13.23
6/8/2007	38810	Brandon & Morner-Ritt		$21,694.66
6/8/2007	38811	FilmPool		$225.00
6/8/2007	38812	Secretary of State		$25.00
6/13/2007	38813	Franchise Tax Board		$6,400.00
6/13/2007	38814	KEVIN MARINO		$108.09
6/13/2007	38815	Recall		$989.14
6/13/2007	38816	Franchise Tax Board		$800.00
6/13/2007	38817	Franchise Tax Board		$800.00
6/13/2007	38818	Franchise Tax Board		$800.00
6/15/2007		ADP Fees		$132.69
6/15/2007		Service Charge		$167.27
6/19/2007	38819	Arrowhead		$36.44
6/19/2007	38820	Alice P. Neuhauser		$365.84
6/19/2007	38821	New Beginnings Enterprises		$440.00
6/19/2007	38822	Stutman Treister & Glatt		$27,926.72
6/19/2007	8414	Payroll		$1,357.45
6/19/2007	8415	Payroll		$10,710.74
6/19/2007	8416	Payroll		$1,628.86
6/19/2007	8417	Payroll		$2,888.19
6/19/2007		ADP Taxes		$8,430.67
6/20/2007		Wire Transfer	$50,000.00
6/29/2007	38823	AT&T		$78.76
6/29/2007	38824	KEVIN MARINO		$144.60
6/29/2007	38825	Secretary of State		$25.00
6/29/2007	38826	AT&T		$321.28
6/29/2007	38827	Secretary of State		$25.00
6/29/2007		ADP Fees		$291.33
6/30/2007		Control Agreement Fee			$50.00

TOTAL DISBURSEMENTS THIS PERIOD:			$85,000.00	$100,455.21	$50.00	—
G. Ending Balance (E less F)			$1,029,183.46	$88,842.34	$903,220.76	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 68	Page 3 of 3

H. (1)	Collateral Account:
	a) Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081
	b) Account Number:	323221556
(2)	Concentration Account:
	a) Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024
	b) Account Number:	1891935460

I: Other monies on hand:

The Kushner Locke Company PWI account		$731.10
Bank of Scotland — Pinocchio	936582	£469,487.36	Pound Sterling	Time Deposit
Bank of Scotland — Basil	936582	£233,234.76	Pound Sterling	Time Deposit (KL’ s interest is 50%)
Allied Pinocchio	10747301	$—	Pound Sterling
Edge Entertainment	1891152710	$172.89
I: Other monies on hand (continued):
Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).

Joint Venture Accounts:
BLT Venture	178-71491-7	$95,381.96
BLT Venture	16-524173-1101	$330.45
KL MDP Sensation	60-066-930	$—
KL\7 Venture	1890-69-6360	$31,744.47
Denial Venture	1890-69-6501	$238,693.30
Cracker LLC	1891-04-1665	$732.79
Swing	323-518095	$13,331.13
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/
Debtor in Possession